EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-3 No. 333-266502) of AppHarvest, Inc.,
(2)Registration Statement (Form S-3 No. 333-252964) of AppHarvest, Inc.,
(3)Registration Statement (Form S-3 No. 333-261679) of AppHarvest, Inc., and
(4)Registration Statement (Form S-8 No. 333-255068) pertaining to the AppHarvest, Inc. 2018 Equity Incentive Plan, the AppHarvest, Inc. 2021 Equity Incentive Plan, and the AppHarvest, Inc. 2021 Employee Stock Purchase Plan;

of our report dated March 10, 2023, with respect to the consolidated financial statements of AppHarvest, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Louisville, Kentucky
March 10, 2023